UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2020 (April 2, 2020)

AG Mortgage Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange (NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange (NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange (NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange (NYSE)

Item 1.01. Entry in a Material Definitive Agreement.

On April 6, 2020, AG Mortgage Investment Trust, Inc. (the “Company”) and AG REIT Management, LLC (the “Manager”), the Company’s external manager, executed an amendment (the “Management Agreement Amendment”) to the management agreement, dated as of June 29, 2011, by and between the Company and the Manager (the “Management Agreement”) pursuant to which the Manager agreed to defer the Company’s payment of the base management fee and reimbursement of expenses provided by Sections and 7 and 8 of the Management Agreement.

The above description of the terms of the Management Agreement Amendment does not purport to be complete and is qualified in its entirety by the full text of the Management Agreement Amendment attached as Exhibit 10.1 hereto, and incorporated herein by reference.

The Company is in final negotiations with certain of its financing counterparties with respect to execution of a forbearance agreement as described in Item 8.01 below, and has received executed signature pages in escrow from two of its larger financing counterparties.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously announced, on Monday, March 23, 2020, the Company notified its financing counterparties that it was not in a position to fund the margin calls it received on March 23, 2020, and that the Company did not expect to be in a position to fund the anticipated volume of future margin calls under its financing arrangements in the near term as a result of market disruptions created by the COVID-19 pandemic.

Since March 23, 2020, the Company and several of its subsidiaries have received from several of its financing counterparties margin call notices, notifications of alleged events of default and deficiency notices. Subject to the terms of the applicable financing arrangements, if the Company fails to deliver additional collateral or otherwise meet margin calls when due, the financing counterparties may be able to demand immediate payment by the Company of the aggregate outstanding financing obligations owed to such counterparties, and if such financing obligations are not paid, may be permitted to sell the financed assets and apply the proceeds to the Company’s financing obligations and/or take ownership of the assets securing the Company’s financing obligations. The Company may also be liable for a shortfall if the proceeds from such sale or value of such assets is less than the relevant financing obligation. In the event of a default under one or more of those agreements, financial and other obligations under such agreements, and in some cases the Company’s obligations as a guarantor, may be accelerated and the counterparties may be able to take ownership of the assets pledged to secure the financing obligations by the Company or its subsidiaries. The Company and its subsidiaries also may be subject to penalties under those agreements and may suffer cross-default claims from its other lenders.

Through April 7, 2020, the Company has received an aggregate of approximately $145 million of margin calls due to mark to market declines and haircut changes, which it has not honored or otherwise met through the satisfaction of financing liabilities. Additionally, through April 2, 2020, either the Company has sold, or lenders have notified the Company that they have sold or taken ownership of, assets subject to $425 million of certain financing obligations.  In connection therewith, the Company has also received deficiency and close-out notices from certain counterparties alleging deficiencies aggregating approximately $34.2 million under these financing agreements. Approximately $29.6 million of such deficiencies were alleged by certain affiliates of Royal Bank of Canada (“RBC”) by notice to the Company on April 2, 2020. As previously disclosed, the Company disputes RBC’s notices of events of default and deficiency amounts and filed a suit in federal district court in New York describing the wrongful conduct by RBC and seeking damages. The Company is unable to identify the ultimate acquirers of all such assets because certain of the transactions were completed by various financing counterparties through dealers. Additional counterparties may sell in the future, assets pledged to secure financing obligations and the Company cannot predict if such sales will result in positive or negative net cash proceeds.

As previously reported, on March 23, 2020, the Company, in an effort to prudently manage its portfolio through unprecedented market volatility and to preserve long-term stockholder value, completed the sale of the Company’s portfolio of residential mortgage-backed securities issued or guaranteed by a U.S. government-sponsored entity (the “Agency Portfolio”). After satisfaction of an aggregate of approximately $880 million of repurchase financing obligations with respect to the Agency Portfolio, the transaction netted the Company approximately $38 million of cash proceeds.

The Company expects its cash and unencumbered assets to be pledged as collateral for the benefit of its participating financing counterparties upon the execution of the forbearance agreement described in Item 8.01 below.

Item 7.01. Regulation FD Disclosure.

On April 8, 2020, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibit 99.1 hereto is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The Company continues to engage in discussions with its financing counterparties with regard to entering into a forbearance agreement pursuant to which each participating counterparty would agree to forbear from exercising its rights and remedies with respect to an event of default under the applicable financing arrangement for an agreed-upon period. The Company has made significant progress with certain of its largest counterparties in these negotiations and believes it has reached substantive agreement with these counterparties with respect to the terms and form of a forbearance agreement. The Company has received in escrow signature pages for the forbearance agreement and ancillary documents from two of its larger financing counterparties and expects to receive signature pages from additional counterparties. The Company understands that certain additional counterparties are reviewing the terms and form of the forbearance agreement to determine whether to participate. Nevertheless, the Company cannot predict whether certain or any of its financing counterparties will enter into a forbearance agreement, the timing of any such agreement, or the terms thereof.

The Company is supplementing the risk factors described under “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019 (“Form 10-K”) with the additional risk factor set forth below. This supplemental risk factor should be read in conjunction with the other risk factors described in the Form 10-K.

The novel coronavirus pandemic, measures intended to prevent its spread and government actions to mitigate its economic impact has had and may continue to have a material adverse effect on our business, results of operations and financial condition.

The novel coronavirus (COVID-19) pandemic is causing significant disruptions to the U.S. and global economies and has contributed to volatility and negative pressure in financial markets. The outbreak has led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter-in-place orders. The impact of the pandemic and measures to prevent its spread have negatively impacted us and could further negatively impact our business. Recently, we have experienced declines in the value of our target assets as well as adverse developments with respect to the cost and terms of financing available to us, and have received margin calls, default notices and deficiency letters from certain of our financing counterparties. Additionally, we expect over the near and long term that the economic impacts of the pandemic will impact the financial stability of the mortgage loans and mortgage loan borrowers underlying the residential and commercial securities and loans that we own and, as a result, anticipate that the number of borrowers who become delinquent or default on their loans may increase significantly. Elevated levels of delinquency or default would have an adverse impact on our income and the value of our assets. Forced sales of the securities and other assets that secure our repurchase and other financing arrangements in the current environment have been, and will likely continue to be, on terms less favorable to us than might otherwise be available in a regularly functioning market and could result in deficiency judgments and other claims against us. To the extent current conditions persist or worsen, we expect there to be a materially negative effect on our results of operations, and, in turn, cash available for distribution to our stockholders and on the value of our assets.

In response to the pandemic, the U.S. government has taken various actions to support the economy and the continued functioning of the financial markets. The Federal Reserve has announced its commitment to purchase unlimited amounts of U.S. Treasuries, mortgage-backed securities, municipal bonds and other assets. In addition, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which will provide billions of dollars of relief to individuals, businesses, state and local governments, and the health care system suffering the impact of the pandemic, including mortgage loan forbearance and modification programs to qualifying borrowers who have difficulty making their loan payments. In late March 2020, Treasury Secretary Mnuchin formed a task force to examine and recommend ways to address potential funding and liquidity issues that could arise as a result of the forbearance and loan modification programs, though there can be no assurance that the task force will be successful in making recommendations that will address these issues or if any such recommendations made will ultimately be implemented or successful or beneficial to our business.

There can be no assurance as to how, in the long term, these and other actions by the U.S. government will affect the efficiency, liquidity and stability of the financial and mortgage markets. To the extent the financial or mortgage markets do not respond favorably to any of these actions, or such actions do not function as intended, our business, results of operations and financial condition may continue to be materially adversely affected.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Management Agreement dated April 6, 2020 , by and between AG Mortgage Investment Trust, Inc. and AG REIT Management, LLC

99.1	Press Release, dated April 8, 2020

Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may”, “expect” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: our ability to accurately predict our outstanding indebtedness and the status of our ongoing discussions with our financing counterparties. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in default rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Non-Agency RMBS and CMBS securities, Excess MSRs and loans, our ability to predict and control costs, conditions in the real estate market, legislative and regulatory changes that could adversely affect the business of the Company, our ongoing negotiations with our repurchase financing counterparties and the Manager and the ongoing spread and economic effects of the novel coronavirus (COVID-19). Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), including our most recent Annual Report on Form 10-K and subsequent filings. All information in this current report on Form 8-K is as of April 8, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary